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Exhibit 10.10

LEASE SUMMARY SHEET

        The following lease summary sheet is prepared for the convenience of the Landlord and Tenant in negotiating the attached Retail Lease Agreement. It is not part of the Retail Lease Agreement. To the extent that the description contained in this Lease Summary Sheet differs from the executed Retail Lease Agreement between the parties, the terms of the Retail Lease Agreement shall in all cases govern.

        A.    Parties.    CORNERSTONE DEVELOPMENT COMPANY, a corporation in the State of Washington, dba in Oregon as CORNERSTONE/WEYERHAEUSER COMPANY Landlord; and CORNERSTONE-MCCORMICK JOINT VENTURE, dba HARBORSIDE RESTAURANT, a general partnership in the State of Oregon as Tenant.

        B.    Premises.    The Net Usable Area is 8,228 square feet and the Rentable Area is 8,228 square-feet on the ground floor(s) of the Esplanade South Building, located at 0309 Southwest Montgomery Street as more fully described in Exhibit 1 in Portland, Oregon 97201 as outlined in red on the floor plan attached as Exhibit 2 to the Lease.

        C.    Dates.

          1.     Commencement Date for Lease Term (Section 2.1): July 1,1985, but this date may be earlier, if Landlord permits Tenant to occupy the premises earlier, and may be later if the improvements are completed later.

          2.     Commencement Date for Rent (Sections 3.5 and 8.4): Rent is due and payable from the date the Lease Term commences, except that the commencement date for Minimum Rent and Percentage Rent may be later, pursuant to Section 8.4.

          3.     Plan. Submittal Date for Tenant Improvements (Section 8.2):n/a, 19n/a. Termination date if plan is not approved: n/a, 19n/a.

          4.     Expiration Date of Lease (Section 2.1): June 30, 1995.

        D.    Rent.

          1.     Minimum Rent (Section 3.1): Ten Thousand Two Hundred Eighty-Five and no/100 ($10,285.00) per month.

          2.     Percentage Rent (Section 3.2): 5.0% of Gross Sales.

          3.     Tenant's Share of Estimated Direct Expenses and Direct Expense Adjustment (Section 6): Tenant's percentage of the rentable square feet of the Building is 41.0%. For calendar year 1985, Tenant's Share of Estimated Direct Expenses is $2,742.66 per month.

          4.     Minimum Rent Adjustment. Minimum rent is subject to adjustment as provided in Section 38 of the Lease.

          5.     Prepaid Rent and Security Deposit (Section 4): n/a ($n/a).

        E.    Use (Section 5).    The Premises are to be used solely for restaurant, cocktail lounge, nightclub and related necessary administrative offices; and are to be kept open for business during normal operating hours for similar dining establishments in the Portland Central Business District, but in no case less than twelve (12) hours Monday through Friday, and eight (8) hours Saturday and Sunday.

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SECTION 33	WAIVER OF SUBROGATION RIGHTS	21
SECTION 34	ATTORNEYS' FEES	21
SECTION 35	WAIVER	21
SECTION 36	MISCELLANEOUS PROVISIONS	22
SECTION 37	CONDOMINIUM CONVERSION	23
SECTION 38	MINIMUM RENT INCREASE	23
Addendum
Exhibits
Exhibit 1	Legal Description
Exhibit 2	Floor Plan
Exhibit 3	Standard Leasehold Improvement
Exhibit 4	Rules and Regulations
Exhibit 5	Signage Criteria—(to be furnished by Landlor to Tenant upon approval thereof by the Portland Development Commission and the City of Portland, but in no case later than one hundred and twenty (120) days after the execution of this Lease)
Exhibit 6	Option to Extend

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RETAIL LEASE AGREEMENT

        THIS LEASE AGREEMENT IS MADE THIS 14th day of February 1985, between CORNERSTONE DEVELOPMENT COMPANY, a Washington corporation, dba in Oregon as CORNERSTONE/WEYERHAEUSER COMPANY ("Landlord") and CORNERSTONE-McCORMICK JOINT VENTURE, dba HARBORSIDE RESTAURANT, a general partnership in the State of Oregon as ("Tenant")

SECTION 1

LEASED PREMISES

        1.1    On and subject to the terms and conditions set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises (the "Premises") in the buildings known as the Commercial Units of RiverPlace Condominium Number One (the "Building"), which Building is located at 0309 SW Montgomery Street on the land, described in Exhibit 1 (the "Land"). The Premises consist of the area on the ground floor(s) outlined in red on the floor plan of the Building attached hereto as Exhibit 2.

        1.2    Landlord and Tenant agree to the following areas and percentage:

          1.2.1    Rentable Area of the Building:20,147 sq. ft.

          1.2.2    Rentable Area of the Premises:8,228 sq. ft.

          1.2.3    Net Usable Area of the Premises:8,228 sq. ft.

          1.2.4    Tenant Percentage of the Building:41.0%

        1.3    The term "Project" means all parts of the Building and the supporting facilities of the Building, including Common Areas, the Land and all equipment and other property of Landlord used in connection with the Building, the Common Areas and the Land.

SECTION 2

TERM

        2.1    On and subject to the terms and conditions set forth herein or in any exhibit or addendum hereto, the term of this Lease ("Term") shall begin on the first day of July 1985 ("Commencement Date"), and shall end on the 30th day of June 1995 ("Expiration Date").

        2.2    If Landlord permits Tenant to occupy the Premises prior to the Commencement Date stated in Section 2.1, the Commencement Date of the Term shall be the date of such earlier occupancy.

        2.3    If the Premises are not ready for occupancy by Tenant at the Commencement Date stated in Section 2.1, this Lease shall not be void or voidable nor shall Landlord be liable or responsible to Tenant or third parties for any claims, liabilities, loss or damage therefrom or by any reason thereof, but in that event, the Commencement Date of the Term shall be the date specified in a written notice from Landlord to Tenant; provided, that if the Premises are not ready for occupancy by Tenant on the Commencement Date specified in Section 2.1 due to delays caused by Tenant or Tenant's failure to fulfill any of its obligations under this Lease (including, without limitation, Tenant's failure to deliver Tenant's Plans on the Plan Submittal Date), the Term of this Lease shall commence on the Commencement Date stated in Section 2.1; provided further, that if the Premises are not ready for occupancy by Tenant within six (6) months following the Commencement Date stated in Section 2.1, for reasons other than delays caused by Tenant or Tenant's failure to fulfill any of its obligations under this Lease, then Tenant may terminate this Lease by written notice to Landlord.

SECTION 3

RENT

        3.1    Minimum Rent.    Tenant agrees to pay to Landlord as minimum rent the sum of Ten Thousand Two Hundred Eighty-Five and No/100 Dollars ($10,285.00) per month ("Minimum Rent"). The Minimum Rent shall be subject to adjustment as provided in Section 3.3 and subject to increase as provided in Section 38 of this Lease, if applicable.

        3.2    Percentage Rent.    Tenant agrees to pay to Landlord the amount, if any, by which five percent (5.0%) of Tenant's Gross Sales made from or upon the Premises during the month exceeds the Minimum Rent paid for that month ("Percentage Rent"). Percentage Rent shall be computed and paid as hereinafter provided. Tenant's "Gross Sales" means the gross amounts paid by customers or purchasers for all merchandise or services sold, leased, licensed or delivered in or from the Premises by Tenant, its permitted subtenants, licensees or concessionaires, whether for cash or on credit (whether collected or not), and all other receipts of all business conducted on or from the Premises, including but not limited to the gross amounts received by reason of mail or telephone orders received or filled at the Premises, deposits not refunded to purchasers or customers, sales to employees, sales of gift or merchandise certificates, sales through vending machines or other devices, orders taken on the Premises even though filled elsewhere, and any sums that Tenant receives from pay telephones, stamp machines, amusement machines, and vending machines. Any transaction on an installment basis or which involves the extension of credit shall be treated as a sale for the full price at the time of the transaction, regardless of the time or amount of payment received by Tenant. Gross Sales shall not include, or if included there shall then be deducted (but only to the extent they have been included), the following:

          3.2.1    The purchase price of all merchandise returned by purchasers and accepted for full credit or the amount of discounts, refunds, and allowances made by Tenant on such returned merchandise.

          3.2.2    Any sums paid to third parties for the use or rental of pay telephones, stamp machines, music machines, amusement machines, and other vending machines.

          3.2.3    Sums received by Tenant from casual sales of trade fixtures, equipment, or other personal property provided that such property is not Tenant's inventory or stock in trade, and such sales are permitted under this Lease.

          3.2.4    Amounts received by Tenant in written settlement of claims made by Tenant for loss of or damage to Tenant's merchandise.

          3.2.5    Sales and use taxes and other similar taxes now or in the future imposed on the sale of merchandise or services, but only if such taxes are added to the selling price, separately stated, and collected from customers or purchasers.

        3.3    Minimum Rent Adjustment.    [RESERVED]

        3.4    Additional Rent.    In addition to the Minimum Rent and the Percentage Rent, Tenant shall also pay, as additional rent, all other sums of money as shall become due and payable by Tenant to Landlord under this Lease including but not limited to Tenant's Share of Estimated Direct Expenses and the Direct Expense Adjustment as defined in Section 6. The Minimum Rent and Percentage Rent, together with Tenant's Share of Estimated Direct Expenses, the Direct Expense Adjustment, and all other sums of money as shall become due and payable by Tenant to Landlord under this Lease are collectively called the "Rent".

        3.5    Payment of Rent.

          3.5.1    Except as otherwise expressly provided in Section 8.4, Minimum Rent shall be due and payable in advance on the first day of each calendar month during the Term of this Lease and any extensions or renewals thereof.

          3.5.2    On or before the 20th day of each calendar month during the Lease Term and any extensions or renewals thereof, Tenant shall furnish to Landlord a statement of Tenant's Gross Sales for the preceding calendar month. Each statement shall be signed and certified to be correct by Tenant or its authorized representative (and if Tenant is a corporation, the statement shall be signed and certified to be correct by an officer of Tenant). At the time Tenant submits the statement of Tenant's Gross Sales, Tenant shall also pay to Landlord the amount, if any, by which five percent (5.0%) of Tenant's Gross sales for the calendar month covered by the statement exceeds the Minimum Rent that Tenant has paid for such month, except as otherwise expressly provided in Section 8.4.

          3.5.3    Except as otherwise expressly provided in this Lease, all other Rent (including but not limited to Tenant's Share of Estimated Direct Expenses) shall be due and payable in twelve (12) equal monthly installments in advance on the first day of each calendar month during the Term of this Lease and any extensions or renewals thereof.

          3.5.4    Tenant hereby agrees to so pay all Rent to Landlord without demand and without any reduction, abatement, counterclaim or offset at such address as may be designated by Landlord from time to time.

        3.6    Prorated Installments.    If the Term of this Lease commences on other than the first day of a Month or ends on other than the last day of a month, then the Rent provided for herein for such month or months (except Percentage Rent) shall be prorated and the installment or installments so prorated shall be paid in advance.

        3.7    Interest on Past Due Rent.    All past due payments of Rent shall bear interest at an annual rate of two percent (2%) above the prime rate of interest published or announced by the United States National Bank of Oregon, Main Office, in effect upon the date said payment is due and calculated from due date until paid; provided that if the maximum annual rate of interest permitted by applicable law shall be less than the rate of interest provided for herein, then all past due payments shall bear interest at the maximum rate permitted by applicable law from due date until paid.

        3.8    Books and Records.

          3.8.1    Tenant shall keep at the Premises full and accurate books of account, records, cash receipts, and other pertinent data showing its Gross Sales. Tenant shall install and maintain accurate receipt-printing cash registers and shall record on the cash registers every sale and other transaction made from the Premises; or, if Tenant does not have and does not wish to install receipt-printing cash registers, Tenant shall use serialized sales slips and shall record every sale and other transaction made from the Premises on such sales slips. Such receipts or sales slips shall be kept and maintained as provided in this Section 3.8. Tenant shall also furnish to Landlord copies of Tenant's income tax returns at the time each is filed with the State of Oregon and the Internal Revenue Service of the United States.

          3.8.2    Said books of account, records, cash receipts, sales slips and other pertinent data shall be kept for a period of two (2) years from the end of each calendar year during the Lease Term. The receipt by Landlord of any statement, or any payment of Percentage Rent for any period shall not bind Landlord as to the correctness of the statement or the payment. Landlord shall be entitled, during the Term of this Lease and for two (2) years after the end of the Term, to inspect and examine all Tenant's books of accounts, records, cash receipts, sales slips and other pertinent data for the purpose of ascertaining and verifying Tenant's Gross Sales. Tenant shall cooperate fully with Landlord in making such inspection. Landlord shall also be entitled, no more frequently than once every calendar year during the Term and once after the end of the Term of this Lease, to an independent audit of Tenant's books of accounts, records, cash receipts, sales slips, and other pertinent data to determine Gross Sales, such audit to be conducted by a certified public accountant designated by Landlord. If such an audit shows that there is a deficiency in the payment of any Percentage Rent, the deficiency shall become immediately due and payable. The cost of the audit shall be paid by Landlord unless the audit shows that Tenant has understated Gross Sales by more than two percent (2%) in which case Tenant shall pay all costs of the audit.

SECTION 4

PREPAID RENT AND SECURITY DEPOSIT

[RESERVED]

SECTION 5

USE

        5.1    The Premises are to be used and occupied by Tenant solely for restaurant, cocktail lounge, nightclub and related necessary administrative offices and for no other use or purpose without the prior written consent of Landlord. Tenant agrees that it has determined to its satisfaction that the Premises can be used for these purposes, and waives any right to terminate this Lease in the event the Premises cannot be used for such purposes during the Lease Term.

        5.2    Tenant shall not do, bring, or keep anything in or about the Premises or the Project that will increase the existing rate of insurance on the Project or any part thereof, or any of its contents, or that will cause the cancellation of any insurance covering the Project, or any part thereof, or any of its contents. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use, Tenant shall pay to Landlord within ten (10) days before the date Landlord is obligated pay a premium on the insurance, or within ten (10) days after Landlord delivers to Tenant a statement from Landlord's insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium.

        5.3    Tenant shall not do or permit any of its agents, employees, invitees or visitors to do anything in or about the Premises or the Project which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project or injure or annoy or disturb them; or use or allow the Premises or the Project to be used for any unlawful or disreputable purpose.

        5.4    Tenant shall not commit or suffer to be committed any waste in or upon the Premises or the Project.

        5.5    Tenant shall not place upon or install in windows or other openings or exterior sides of doors or walls of the Premises or any part of the Premises visible from the exterior of the Premises any signs, symbols, drapes or other materials without the prior written consent of Landlord.

        5.6    Tenant shall use its best efforts to operate its business on the Premises in a manner that will produce the maximum dollar volume of Gross Sales. Tenant shall continuously use and operate the Premises for the uses and purposes specified in Section 4.1. Tenant shall keep the Premises open for business and cause Tenant's business to be conducted on the Premises during normal operating hours for similar dining establishments in the Portland Central Business District, but in no case less than twelve (12) hours Monday through Friday, and eight (8) hours Saturday and Sunday, subject to the following:

          5.6.1    If the Premises are damaged or destroyed or partially taken by condemnation, and this Lease shall remain in full force and effect, Tenant shall continue the operation of its business at the Premises to the extent reasonably practical during any period of repair.

          5.6.2    If the Premises should be closed and the business of Tenant temporarily discontinued because of strikes, walkouts, or similar cause beyond Tenant's control, Tenant shall be temporarily relieved of its obligation to keep the Premises open for and to conduct business on the Premises during the hours and days specified above; provided that if Tenant's business on the Premises shall be discontinued for a period of sixty (60) consecutive days by reason of any such cause beyond Tenant's control, then Landlord may, at its option, terminate this Lease by written notice to Tenant. Such notice shall be effective on receipt thereof by Tenant; all Rent owed up to the time of effective date of such notice shall be paid by Tenant and this Lease shall terminate as of the effective date of such notice. The parties agree that lack of financial resources is not a cause beyond Tenant's control.

SECTION 6

TENANT'S SHARE OF EXPENSES

        6.1    "Direct Expenses" shall mean all costs and expenses (except specific costs which are separately billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance and repair of the Project and such additional facilities now and in subsequent years as may be determined by Landlord to be necessary to the Project. However, in no case shall Tenant be obligated to share in or pay any portion of those expenses arising from the ownership, operation, maintenance or repair of the RiverPlace marina or any other portion of the RiverPlace development not included in the specific area described as the Project in Section 1.3. All such Direct Expenses shall be determined by Landlord in accordance with generally accepted accounting and management practices which shall be consistently applied (with reserves appropriate to Landlord's business). Direct Expenses include but are not limited to the following:

          6.1.1    All taxes, payments in lieu of taxes, excises, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the rent provided for in this Lease (excluding any income taxes payable by Landlord). It is agreed that Tenant will be responsible for all taxes and assessments or payments in lieu thereof on Tenant's Personal Property, Tenants Improvements, and initial leasehold improvements to the premises made by either party, except the Standard Leasehold Improvements described in Exhibit 3 of this Lease;

          6.1.2    Costs of all insurance, including but not limited to fire, casualty, liability and rental abatement insurance applicable to the Project and Landlord's equipment and other property used in connection therewith;

          6.1.3    All supplies, material and equipment used in the operation and maintenance of the Project;

          6.1.4    Wages, salaries and related expenses and benefits of all employees engaged in the operation, maintenance and security of the Project;

          6.1.5    Costs of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or third parties, and alterations attributable solely to tenants of the Project other than Tenant);

          6.1.6    Costs of utilities, including water and power, heating, lighting, air conditioning and ventilating the entire Project (except specific costs which are separately billed to and paid by specific tenants);

          6.1.7    Management costs and the costs of all maintenance, janitorial and service agreements for the Project and the equipment therein, including, without limitation, alarm service (if any), window cleaning (if any), and elevator maintenance (if any);

          6.1.8    Amortization of capital improvements made to the Project subsequent to the execution of this Lease which will improve the operating efficiency of the Project or which may be required by governmental authorities:

          6.1.9    Any license, permit, and inspection fees;

          6.1.10    Reasonable reserves as determined by Landlord to cover costs of long-term programmed maintenance, including but not limited to air conditioning (if any), heating (if any), and elevator maintenance (if any).

        6.2    The estimated Direct Expenses for any particular calendar year shall be the Direct Expenses for such calendar year as estimated by the Landlord prior to the commencement of such calendar year (the "Estimated Direct Expenses"), which Estimated Direct Expenses shall be due and payable in twelve (12) equal monthly installments in advance on the first day of each calendar month during such calendar year.

        6.3    In the event that the actual Direct Expenses for any calendar year during the Term of this Lease exceed the Estimated Direct Expenses for such calendar year, Tenant shall pay to Landlord pursuant to Landlord's billing therefor, as additional rent for such year, a sum (the "Direct Expense Adjustment") equal to Tenant's proportionate share of the difference between the actual Direct Expenses for that year and the Estimated Direct Expense for that year. Should this Lease commence or terminate at any time other than the first day of a calendar year, the Direct Expense adjustment shall be prorated, such that Tenant shall pay the Direct Expense Adjustment only for the calendar days during such calendar year for which Tenant is obligated to pay Tenant's Share of Estimated Direct Expenses.

        6.4    Tenant's proportionate share for purposes of Estimated Direct Expenses and the Direct Expense Adjustment, ("Tenant's Share") initially shall be equal to 41.0%, which is Tenant's percentage of the Building as set forth in Section 1.2.4; and shall at all times be computed as the percentage which the Net Rentable Area of the Premises bears to the Net Rentable Area of the Building.

        6.5    For calendar year 1985 Tenant's Share of Estimated Direct Expenses shall be Two Thousand Seven Hundred Forty-Two and 66/100 Dollars ($2,742.66) per month, payable in advance on the first day of each calendar month during the Term of this Lease.

        6.6    Within a reasonable period of time following the end of any calendar year with respect to which a Direct Expense Adjustment is due from Tenant, Landlord shall furnish to Tenant a statement showing actual Direct Expenses, and a calculation of the Direct Expense Adjustment due from Tenant. Tenant shall pay said Adjustment within thirty (30) days after receipt of the statement. Tenant will be reimbursed the amount of any overpayment.

        6.7    Landlord shall keep, at the address stated in Section 28 hereof, full and accurate books of account covering Direct Expenses. During the term of this Lease, Tenant shall have the right to inspect such books of account annually at a reasonable time on ten (10) days' prior written notice to Landlord. Should Tenant dispute Landlord's calculation of the Direct Expense adjustment or Landlord's method of allocating Direct Expenses within the Project, such dispute shall be resolved by arbitration in the manner set forth in Section 6 of the Addendum to this Lease.

SECTION 7

COMMON AREAS

        7.1    The term "Common Areas" means those parts of the Building in which the Premises are located and related areas and facilities outside the Premises that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and of other tenants of the Building and their respective authorized representatives, guests and invitees. Common areas may include, without limitation, designated pedestrian walkways and patios, landscaped areas, public lobbies, elevators, sidewalks, loading areas, parking areas, service corridors, restrooms, stairways, arcades, and roads.

        7.2    Landlord gives to Tenant and its authorized representatives, invitees and guests, the nonexclusive right to use the Common Areas, with others who are entitled to use the Common Areas, subject to Landlord's rights set forth in Section 6.3.

        7.3    Landlord shall have the right to:

          7.3.1    Establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use, and operation of the Common Areas.

          7.3.2    Close any of the Common Areas to the extent required in the opinion of Landlord's counsel to prevent a dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas.

          7.3.3    Close temporarily any of the Common Areas for purposes of cleaning, maintenance, alterations, improvements or additions.

          7.3.4    Designate other property to become part of the Common Areas.

          7.3.5    Make changes to the Common Areas including, without limitation, changes in the location of driveways, entrances, exits, vehicular parking spaces and parking area. Notwithstanding the provisions of this subsection 6.3.5, however, Landlord shall insure at all times that a minimum of ninety (90) parking spaces are regularly available for public use within the Project as defined in Section 1.3.

SECTION 8

INITIAL LEASEHOLD IMPROVEMENTS

        8.1    The Premises shall include the standard leasehold improvements described in Exhibit 3 ("Standard Leasehold Improvements"). The Standard Leasehold Improvements shall be provided at Landlord's cost. The design and construction of all initial leasehold improvements to the Premises beyond those described in Exhibit 3 shall be at Tenant's sole cost and expense.

        8.2    Tenant shall deliver to Landlord, no later than February 15, 1985 ("Plan Submittal Date"), a detailed floor plan layout, together with final plans, specifications and working drawings for initial leasehold improvements to the Premises desired by Tenant, and the name of Tenant's proposed contractor ("Tenant's Plans"). Tenant shall provide Landlord with a certificate of public liability and property damage insurance carried by Tenant's purposed contractor naming Landlord as an additional insured. Landlord shall, within 15 days after receipt thereof, notify Tenant in writing of Landlord's approval of Tenant's Plans or Landlord's disapproval together with the reasons for disapproval. If Landlord disapproves Tenant's Plans, Tenant shall revise and resubmit Tenant's Plans for Landlord's approval within fifteen (15) days after notice of disapproval; and this process shall continue until Tenant's plans are approved by Landlord. If Tenant's Plans are not submitted by the Plan Submittal Date, or if Tenant's Plans are not approved by the fortieth (40th) Business Day (a "Business Day" begin a day other than a Saturday, Sunday or public holiday) after the Plan Submittal Date, Landlord may, at its option, terminate this Lease.

        8.3    After approval of Tenant's Plans by Landlord, Tenant shall be responsible for completing the initial leasehold improvements in accordance with said Plans and in compliance with all of the terms and conditions set forth in Sections 9 and 10 of this Lease (except that the time for Tenant to submit Tenant's Plans to Landlord and the time for Landlord to approve or disapprove said Plans shall be as provided in Section 7.2).

SECTION 9

ALTERATIONS, ADDITIONS AND IMPROVEMENTS BY TENANT

        9.1    On and subject to the terms and conditions set forth in this Section and in Section 10, Tenant may make, at its expense, such alterations, additions and improvements (collectively called "Tenant Improvements") to the interior of the Premises during the term of this Lease that Tenant requires in order to use the Premises for the uses permitted in Section 4, provided that the following requirements have first been satisfied:

          9.1.1    Tenant shall submit to Landlord reasonably detailed final plans and specifications and working drawings of the proposed Tenant Improvements, the name of Tenant's proposed contractor who must provide Landlord with a Certificate of Insurance covering Contractor's Liability and Property Damage, and naming Landlord as additional insured. Said Certificate to be issued prior to the commencement of the Tenant improvement work.

          9.1.2    Landlord shall have given Tenant written notice of Landlord's approval of said final plans, specifications, working drawings, the proposed contractor, and insurance carried by the proposed contractor. Landlord shall be deemed to have approved said plans, specifications, drawings, contractor and insurance if Landlord has not disapproved the same within ten (10) Business Days after Landlord receives them. Landlord may withhold its approval for any reason which Landlord deems sufficient; Landlord shall give Tenant written notice of the reasons for Landlord's disapproval.

          9.1.3    The Tenant Improvements shall be approved by all appropriate government agencies, and all applicable permits and authorizations shall be obtained before commencement of any Tenant Improvements.

        9.2    All Tenant Improvements shall be completed with due diligence in compliance with all applicable laws, with the plans and specifications and working drawings approved by Landlord, and by the contractor approved by Landlord.

        9.3    All work by Tenant or Tenant's contractor shall be done with union labor in accordance with all collective bargaining agreements applicable to the trades employed to do the work; provided that Landlord may, at its sole option and discretion, waive this requirement at any time. Landlord expressly waives the requirements of Section 9.3, provided, however, that if the use of non-union labor shall cause a threatened or implied strike by other union labor in any part of the RiverPlace development during the construction of Tenant Improvements, Landlord may, at its sole option and discretion, reimpose such requirements.

        9.4    All debris, trash, refuse and waste materials shall be stored only within the Premises and shall be regularly removed therefrom by Tenant at its cost.

        9.5    Tenant Improvements shall be made in a manner that will not unreasonably disturb or interfere with other tenants in the Building.

        9.6    All Tenant Improvements shall become the property of Landlord and shall remain on and be surrendered with the Premises on the expiration or earlier termination of the Lease, except that Landlord may elect within thirty (30) days before the expiration of this Lease or within thirty (30) days after the termination of this Lease, to require Tenant to remove any Tenant Improvements, including but not limited to initial leasehold improvements different from or in addition to the Standard Leasehold Improvements described in Exhibit 3. If Landlord so elects, Tenant at its cost shall restore the Premises to standard condition before the last day of the term or within thirty (30) days after notice of Landlord's election is given, whichever is later. For purposes of this Section 8.6, "standard condition" means the Premises with the Standard Leasehold Improvements described in Exhibit 3.

        9.7    Tenant shall not make changes to locks on doors or add to, disturb or in any material way change any plumbing or wiring without the prior written consent of Landlord and in accordance with the requirements of this section. Landlord's consent shall not be unreasonably withheld or delayed.

SECTION 10

LIENS

        Except as otherwise provided in Section 8.1 with respect to Standard Leasehold Improvements, Tenant shall pay all costs for construction done by it or caused to be done by it on the Premises as permitted by this Lease. Tenant shall keep the Premises and the Project free and clear from any liens or lien claims arising out of work performed, materials furnished or obligations incurred by or on behalf of Tenant, and Tenant shall indemnify and hold Landlord harmless from any liability for losses or damages resulting directly or indirectly from any such liens or lien claims. If Tenant shall desire to contest the correctness or the validity of any such lien or claim of lien, it shall furnish Landlord adequate security of the value or in the amount of the claim, plus estimated costs and interest, or a bond of a responsible corporate surety authorized to do business in the State of Oregon and approved by Landlord in such amount, conditioned on the discharge of the lien. If a final judgment establishing the validity or existence of a lien for any amount is entered, Tenant shall pay and satisfy the same immediately.

SECTION 11

HOLD HARMLESS

        Landlord, its agents and employees shall not be liable to Tenant or its officers, contractors, licensees, agents, servants, employees, customers, guests, invitees or visitors, or to any third party for any damage to person or property caused by or arising from or in connection with any act, omission or neglect of Tenant. Tenant agrees to indemnify Landlord and hold it harmless from and against any and all liability, claims, causes of action, damages, costs and expenses (including, without limitation, attorneys' fees), arising from or in connection with any act, omission, or neglect of Tenant or its officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors; any breach or default under this Lease by Tenant; or any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises. Tenant's obligations under this Section 10 arising by reason of any events occurring during the Term of this Lease or any extensions or renewals thereof shall survive the expiration or termination of this Lease. The foregoing provisions shall not be construed to make Tenant responsible for loss, damage, liability, claims, causes of action or expense resulting from injuries to third parties caused by the negligence of Landlord, or its officers, contractors, licensees, agents, employees, or invitees.

SECTION 12

INSURANCE

        12.1    Tenant at its cost shall obtain and maintain in full force and effect during the Term of this Lease and any extensions or renewals thereof a policy of comprehensive public liability insurance with minimums limits of:

  $500,000 per occurrence and
  $1,000,000 aggregate bodily injury &
  $500,000 property damages
  or
  $1,000,000 combined single limits

        Such policies shall insure performance by Tenant of Tenant's obligations set forth in Section 10. Landlord shall be named as an additional insured and the policies shall contain cross liability endorsements.

        12.2    Tenant at its cost shall maintain on all of Tenant's Personal Property, and Tenant's Improvements a policy or policies of standard fire and extended coverage insurance with vandalism and malicious mischief endorsement to the extent of replacement value and flood insurance to the extent available through the National Flood Insurance Program as a minimum requirement. At its cost, Tenant shall also maintain such a policy or policies on the initial leasehold improvements provided by either party, including laminated glass windows and tempered glass doors described in Exhibit 3 but excluding other Standard Leasehold Improvements described in Exhibit 3. The proceeds from any such policy shall belong to and be paid to Tenant and shall be used by Tenant for the repair and replacement of Tenant's Personal Property and/or the restoration of Leasehold Improvements. "Tenant's Personal Property" includes Tenant's movable equipment, furniture, furnishings, merchandise, and other movable personal property including trade fixtures.

        12.3    Each policy of insurance required under this Lease shall:

          12.3.1    Be issued by an insurance company satisfactory to Landlord;

          12.3.2    Contain an endorsement requiring thirty (30) days written notice from the insurance company to both parties and Landlord's lender (if any) before cancellation or change in the coverage, scope or amount of any such policy.

        12.4    Each policy of insurance required under this Lease, or a certificate of such policy, together with evidence of payment of premiums, shall be deposited with the Landlord at the commencement of the Term; and on renewal of the policy, not less than five (5) days before expiration of the term of the policy.

SECTION 13

CASUALTY, DAMAGE OR DESTRUCTION

        13.1    In the event a fire or other casualty renders the Premises totally or partially untenantable, Tenant shall immediately give Landlord written notice thereof ("Tenant's First Notice").

        13.2    If the Premises or the Building are totally or partially damaged or destroyed by fire or other casualty so as to render the Premises totally or partially untenantable, Landlord may at its option, restore the Premises to a tenantable condition as determined by Landlord. Within sixty (60) days from the date Landlord receives Tenant's First Notice, Landlord shall give Tenant written notice (the "Landlord's Notice") stating:

          13.2.1    Landlord elects to restore the Premises; or

          13.2.2    Landlord elects not to restore the Premises; or

          13.2.3    Landlord elects to terminate this Lease.

        13.3    If Landlord elects to restore the Premises, then this Lease shall remain in full force and effect except that, during the period from damage or destruction until restoration, the Minimum Rent and Tenant's Share of Direct Expenses shall be abated in proportion to Tenant's loss of use as determined by Landlord. Should Tenant dispute Landlord's decision regarding the amount of the abatement, the amount shall be determined by arbitration in the manner set forth in Section 6 of the Addendum hereto; provided that there shall be no such abatement if the damage or destruction is due in whole or in part to the act, omission or neglect of Tenant, its agents, employees, contractors, invitees or visitors. If Landlord elects to terminate this Lease, then all Rent owed up to the time of such damage or destruction shall be paid by Tenant and this Lease shall terminate and be at an end as of the date of such damage or destruction. If Landlord's Notice states that Landlord elects not to restore the Premises, then Tenant shall have the opportunity to terminate this Lease by delivering written notice thereof ("Tenant's Section Notice") to Landlord within thirty (30) days from the date Tenant receives Landlord's Notice. If Tenant so delivers Tenant's Second Notice, then all Rent owed up to the time of such damage or destruction shall be paid by Tenant and this Lease shall terminate and be at an end as of the date of such damage or destruction. If Tenant does not so deliver Tenant's Section Notice, then this Lease shall remain in full force and effect, except that, from and after the date of such damage or destruction, Rent shall be abated in the same manner and to the same extent as is provided in this Section 12.3 in the case of Landlord's election to restore the Premises.

        13.4    If the Building shall be so damaged or destroyed by fire or other casualty that Landlord shall decide not to rebuild or restore the Building, but such damage or destruction shall not render the Premises totally or partially untenantable, Landlord may, at its option, terminate this Lease by notice in writing to Tenant within sixty (60) days after such damage or destruction. Such notice shall be effective sixty (60) days after receipt thereof by Tenant. All Rent owed up to the time of the effective date of such notice shall be paid by Tenant and this Lease shall terminate as of the effective date of such notice:

        13.5    The proceeds of any insurance policies carried by Landlord on the Project and any part thereof shall belong to and be paid to Landlord. Tenant shall have no interest in or right to such proceeds and shall make no claims against Landlord or Landlord's insurer for any such proceeds.

        13.6    Nothing in this Section and no termination of the Lease pursuant to this Section shall relieve Tenant of any liability under Section 30.2 of this Lease.

SECTION 14

CONDEMNATION

        14.1    Definitions

          14.1.1    "Condemnation" means (a) the exercise of any governmental power, whether by legal proceedings or otherwise by a Condemnor and (b) a voluntary sale or transfer by Landlord to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

          14.1.2    "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

          14.1.3    "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

        14.2    If all or part of the Premises are taken by Condemnation, this Lease shall terminate as to the part so taken as of the Date of Taking and all Rent shall be paid to that date. If a portion of the Premises is taken and the remaining portion is unsuitable for Tenant's continued use, Tenant may by written notice to Landlord within ten (10) days after notice of such Condemnation (or absent such notice, within ten (10) days after the Date of Taking), terminate this Lease as of the Date of Taking. Except as provided in Section 13.3, if Tenant does not have or does not exercise the option to terminate, this Lease shall remain in full force and effect as to that portion of the Premises not taken by Condemnation, except that Minimum Rent shall be reduced, effective on the Date of Taking, by an amount that is in the same ratio to the Minimum Rent as the total number of square feet in the Premises taken bears to the Net Usable Area of the Premises immediately before the Date of Taking (provided that if circumstances make abatement based on square footage unreasonable, the Minimum Rent shall abate by a reasonable amount to be determined by Landlord) and Tenant's Share of Direct Expenses shall be recalculated, effective on the date of Taking, in accordance with Section 5.4.

        14.3    If any part of the Project is taken by Condemnation, whether or not such Condemnation shall affect the Premises, Landlord shall have the option to terminate this Lease effective as of the Date of Taking, by written notice to Tenant within sixty (60) days after the nature and extent of the taking by Condemnation shall have been finally determined.

        14.4    Landlord reserves all rights to damages to the Premises for any partial or total taking by Condemnation and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award Tenant shall make no claim against Landlord or Condemnor for damages for termination of Tenant's leasehold interest or interference with Tenant's business. Tenant shall have the right to claim and recover from the Condemnor compensation for any cost and expense to which Tenant may be put for Tenant's moving expenses or taking of Tenant's Personal Property, subject to the provisions of the condemnation laws of the State of Oregon.

SECTION 15

DAMAGE FROM OTHER CAUSES

        15.1    Landlord shall not be liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, burglary, act or neglect of any tenant or occupant of the Building or of any other person, fire or other casualty, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority.

        15.2    Notwithstanding anything in this Lease. Landlord shall in no event be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property in or on the Premises or the Project occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including but not limited to water, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking foundations or washstands, or other similar cause in, above, upon or about the Premises or the Project.

SECTION 16

ASSIGNMENT AND SUBLETTING

        16.1    Tenant shall not (voluntarily or otherwise) assign, encumber, transfer or dispose of all or any part of its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity (except Tenant's authorized representative) to occupy or use all or any part of the Premises, without first obtaining Landlord's written consent.

        16.2    If Tenant wishes to assign this Lease or sublet the Premises or any part thereof, Tenant shall notify Landlord in writing by registered or certified mail in accordance with Section 28, at least ninety (90) days in advance of the date on which Tenant desires to make such assignment or sublease, Landlord shall have a period of thirty (30) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either:

          16.2.1    To terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event, Tenant will be relieved of all further obligations hereunder as to such space; or

          16.2.2    To permit Tenant to assign or sublet such space subject, however, to subsequent written approval of the proposed assignee or sublessee by Landlord, such consent not to be unreasonably withheld, so long as (1) the use of the Premises by such proposed assignee or sublessee would be substantially the same as Tenant's use of the Premises, (2) the proposed assignee or sublessee is of sound financial condition, (3) the operations of the proposed assignee or sublessee would be managed in a manner and by persons whose qualifications and experience are acceptable to Landlord, and (4) the merchandise and/or services to be sold from the Premises by the proposed assignee or sublessee and the manner and methods of merchandising (including but not limited to advertising) are of a first-class quality, all as determined solely by Landlord. In the event Landlord determines that one or more of the foregoing requirements has not been satisfied, Landlord may withhold its consent to the proposed assignment or subletting, and shall have no obligation to exercise the option described in Section 15.2.1.

        16.3    If Landlord should fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected the option described in Section 15.2.2 above, but subsequent written approval by Landlord of the proposed assignee or sublessee shall be required as provided in that Section. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignee or sublessee approved by Landlord shall be jointly and severally liable with Tenant for the payment of Rents and for the performance of all covenants, terms, and conditions of this Lease and of any approved sublease. If Tenant requests Landlord's consent to a proposed assignment, sublease, mortgage or other transfer, Tenant shall pay to Landlord whether or not consent is ultimately given a sum equal to the actual costs incurred by Landlord in connection therewith (including but not limited to attorneys' fees) plus twenty percent (20%) of such actual costs to cover Landlord's overhead expenses.

        16.4    No consent to any assignment, encumbrance, transfer, disposition or sublease shall constitute a further waiver of the provisions of this Section 15.

        16.5    Subject to the foregoing provisions, this Lease shall be binding upon and inure to the benefit of the parties and their respective successors.

SECTION 17

DEFAULT

        17.1    Events of Default.    The occurrence of any of the following shall constitute a default by Tenant under this Lease:

          17.1.1    Abandonment and vacation of the Premises (failure to occupy and operate the Premises as required in Section 4.6 for ten (10) consecutive Business Days shall be deemed an abandonment and vacation).

          17.1.2    Failure by Tenant to make any payment of Rent as and when due, where such failure shall continue for seven (7) days after receipt of written notice of Landlord.

          17.1.3    Failure by Tenant to perform any of Tenant's obligations under Section 11 hereof.

          17.1.4    Except as provided in Section 16.1.6 any assignment, encumbrance, transfer, disposition or sublease made in violation of Section 15.

          17.1.5    Failure by Tenant to perform or observe any other provision of this Lease by it to be performed or observed if the failure is not cured within thirty (30) days after notice has been given by Landlord to Tenant. If the default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if Tenant commences to cure the default within the 15-day period and diligently and in good faith continues to cure the default. Notices given under this Section 16.1.5 shall specify the alleged default and the applicable Lease provisions, and shall demand that Tenant perform the provisions of the Lease within the applicable period of time.

          17.1.6    Any writ of attachment or writ of execution is levied upon any right or interest of Tenant under this Lease, or any petition is filed by or against Tenant to declare Tenant a bankrupt or insolvent or to delay, reduce or modify Tenant's debt or obligations; or any petition is filed or other action taken to reorganize or modify Tenant's structure; or Tenant is declared insolvent according to law; or an assignment of Tenant's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property (provided that no such levy or petition filed against Tenant shall constitute a default if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service, or filing).

        17.2    Tenant shall notify Landlord promptly of any event not by its nature necessarily known to Landlord which, with the giving of notice or the passage of time or both, would constitute default by Tenant hereunder.

SECTION 18

LANDLORD'S REMEDIES

        18.1    In the event of a default by Tenant, Landlord may have any one or more of the following described remedies in addition to all other rights and remedies now or hereafter available at law or in equity:

          18.1.1    Landlord may terminate this Lease and forthwith repossess the Premises and remove all persons and property therefrom, and shall be entitled to recover forthwith as damages the sum of money equal to the total of (a) the cost of recovering the Premises, (b) the unpaid Rent owed at the time of termination, plus interest on the unpaid Rent from due date at the rate provided in Section 3.7, (c) the amount by which the balance of the Rent for the remainder of the term exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other sum of money and damages owed by Tenant to Landlord; or

          18.1.2    Landlord may continue this Lease in full force and effect. Landlord may, but shall not be obligated to, reenter the Premises and relet the same or any part thereof, for the account of Tenant. Such reletting may be for a period shorter or longer than the remaining term of this Lease, and may be upon such terms and for such rent as shall be satisfactory to Landlord Tenant shall be liable to Landlord for all costs incurred by Landlord in reletting all or any part of the Premises, including but not limited to: all costs and expenses of re-entering and recovering possession of the Premises; all costs and expenses of decorations, repairs, changes, alterations and additions to the Premises required by the reletting; brokers' commissions; all costs and expenses incurred by Landlord in collecting the rent accruinging from such reletting. If a sufficient sum shall not be realized from reletting to pay (a) all costs and expenses of reletting, (b) Rent due at the time of reletting together with interest thereon at the rate provided in Section 3.7, and (c) Rent coming due hereunder, then Tenant shall satisfy and pay any such deficiency upon demand therefor from time to time. If the Premises are not relet, then Tenant shall pay to Landlord the Rent reserved in this Lease upon demand therefor from time to time. Tenant agrees that Landlord may file suit to recover any sums coming due under the terms of this Section 17.1.2 from time to time, on one or more occasions, and Landlord shall not be obligated to wait until the expiration of the term of this Lease. Any such reletting shall not be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for Tenant's previous default.

          18.1.3    Landlord, at any time after Tenant commits a default, may but shall not be obligated to cure the default at Tenant's cost. If Landlord at any time, by reason of Tenant's default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid by Landlord, and if repaid by Tenant at a later date, shall bear interest at the rate provided in Section 3.7 until repaid.

          18.1.4    Notwithstanding any other provision hereof, if this Lease is terminated by Landlord or by operation of law, Tenant's liability to Landlord for damages shall survive such termination.

SECTION 19

ACCESS

        Landlord and its authorized representatives shall have the right to enter the Premises at reasonable times to inspect, clean, make repairs, alterations or additions to the Premises, to show the Premises to prospective tenants, purchasers or others, and for other reasonable purposes deemed necessary or desirable by Landlord provided that Landlord shall not unreasonably interfere with Tenant's business operation. Tenant shall not be entitled to any abatement or reduction in Rent by reason thereof. Nothing in this Section shall be deemed to impose any obligation upon Landlord not expressly stated elsewhere in this Lease.

SECTION 20

SURRENDER OF PREMISES AND HOLDING OVER

        20.1    On expiration or earlier termination of this Lease, Tenant shall surrender to Landlord the Premises and all leasehold improvements made by either party (except those improvements that Tenant is obligated to remove pursuant to Section 8.6) in good condition, ordinary wear and tear excepted.

        20.2    If Tenant, with Landlord's written consent, remains in possession of the Premises after termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable as provided by law. During such month-to-month tenancy, Tenant shall pay all Rent provided in this Lease; and all provisions of this Lease shall apply to the month-to-month tenancy, except those pertaining to term and option to extend (if any).

        20.3    If Tenant, without Landlord's written consent, remains in possession of the Premises after the termination of this Lease, Tenant shall pay, as liquidated damages, the greater of:

          20.3.1    125% of the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term of this Lease for each month or any part thereof of any such holdover; or

          20.3.2    If Landlord has leased all or part of the Premises to other tenants effective upon the termination of this Lease, the total rent which such other tenants have agreed to pay for the Premises. In the event of any unauthorized holding over, Tenant shall also indemnify Landlord against all claims for damages by any other tenants to whom Landlord may have leased all or any part of the Premises effective upon the termination of this Lease.

          20.3.3    Landlord and Tenant acknowledge, represent and agree that the amount fixed as liquidated damages pursuant to this Section 19.3 is a reasonable forecast of the just compensation to Landlord for the harm that would be caused by Tenant's breach and that the harm that would be caused by such a breach, while extremely difficult to estimate, would be severe. The amount of such liquidated damages has been arrived at through negotiation between the Landlord and Tenant.

SECTION 21

COMPLIANCE WITH LAW

        21.1    Tenant shall not use the Premises or the Project, or permit anything to be done in or about the Premises or the Project which will in any way conflict with any law.

        21.2    Tenant shall, at its sole cost and expense, comply with any judicial decision, statute, constitution, ordinance, resolution, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties or the Premises or both in effect either at the time of execution of the Lease or at any time during the term of the Lease (including without limitation, any regulation or order of a quasi-official entity or body) which relates to or affects the condition, use or occupancy of the Premises (collectively called "law" or "laws"). Without limiting the foregoing, Tenant shall have the obligation, at Tenant's cost, to alter and modify the Premises in compliance and conformity with all laws relating to the condition, use or occupancy of the Premises during the term, except that Tenant shall not be obligated to comply with any law that requires structural alterations or modifications to the Premises unless such alterations or modifications are required as the result of Tenant's particular and specific use of the Premises at the time. Landlord shall make such required structural alterations or modifications to the Premises that Tenant is not obligated to make.

        21.3    The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any law shall be conclusive of the fact as between Landlord and Tenant.

SECTION 22

RULES AND REGULATIONS

        The rules and regulations attached to this Lease as Exhibit 4 and the Signage Criteria attached as Exhibit 5 are made a part of this Lease and Tenant shall comply with them. Landlord shall have the right from time to time to promulgate amendments and additional rules and regulations for the safety, care and cleanliness of the Premises, the Project, or for the preservation of good order, provided, however, that such amendments, rules and regulations shall be nondiscriminatory and shall not diminish or interfere with Tenant's use of the Premises as defined in Section 4.1. On delivery of a copy of such amendments and additional rules and regulations to Tenant, Tenant shall comply with them, and a violation of any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations, or the Signage Criteria, and any of the provision of this Lease, the provisions of the Lease shall prevail. Landlord shall not be liable to Tenant or to any third parties for failure of other tenants or occupants of the Building to perform or observe such rules and regulations, or the Signage Criteria.

SECTION 23

ESTOPPEL CERTIFICATES

        Tenant shall from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement stating: The date this Lease was executed and the date it expires; the date Tenant entered into occupancy of the Premises; the amount of Rent and the date to which Rent has been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties; that all obligations under this Lease to be performed by the Landlord have been satisfied (or specifying in what respect Landlord has failed to perform); that there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord (or specifying any defenses or offsets claimed by Tenant); that no Rent has been paid more than one month in advance, and that no security has been deposited with Landlord (or, if so, the amount thereof). It is agreed that any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Land or the Building. If Tenant shall fail to respond within 10 days after receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such statement as above provided without modification; and shall be deemed to have admitted; the accuracy of any information supplied by Landlord to a perspective purchaser or mortgagee; that this Lease is in full force and effect; that there are no uncured defaults in Landlord's performance; that the security deposit is as stated in this Lease; and that not more than one month's Rent has been paid in advance.

SECTION 24

SUBORDINATION

        Tenant agrees that this Lease shall be subordinate to all present and future mortgages, deeds of trust, ground leases and other encumbrances for security affecting the Premises, the Building and/or the Land, and to all renewals and modifications, supplements, replacements, consolidations and extensions thereof, provided the mortgagee or trustee named in such mortgages or trust deeds shall agree in writing that, if by foreclosure or otherwise, such mortgagee, trustee or its successor in interest shall come into possession or become the owner of the leased Premises, it will not disturb the possession, use or enjoyment by Tenant of the Premises or disaffirm this Lease or any of Tenant's rights hereunder so long as all Tenant's obligations are fully performed in accordance with the provisions of this Lease. Landlord reserves the right to subordinate such mortgages, deeds of trust, ground leases or encumbrances to this Lease. Tenant agrees to execute, acknowledge and deliver any and all instruments requested by Landlord which are necessary or proper to effect such subordination or to make this Lease prior to the lien of any ground lease, mortgage, deed of trust, or other encumbrance for security; and if Tenant shall fail to do so within 10 days after receipt of written demand therefor by Landlord, Tenant shall be deemed to have appointed Landlord as Tenant's attorney in fact, in Tenant's name and place to do so. If the premises should be purchased or otherwise acquired by any person in connection with any sale or other proceeding under the terms of such mortgage, deed of trust, ground lease or other encumbrance, Tenant shall, on request, attorn to any such transferee.

SECTION 25

TENANT'S PROPERTY

        Tenant's movable equipment, furniture, furnishings, merchandise and other movable property including trade fixtures (collectively called "Tenant's Personal Property") installed or located at the Premises shall be and remain the property of Tenant. On expiration of the Lease term, Tenant shall remove all such property. Tenant shall repair or reimburse Landlord for the cost of repairing any damage to the Premises or the Project resulting from the installation or removal of such personal Property of Tenant.

SECTION 26

REMOVAL OF PROPERTY

        All Tenant's Personal Property remaining on the Premises or in the Project at the expiration or earlier termination of this Lease shall conclusively be deemed abandoned and may be removed by Landlord. Except as otherwise required by law, Landlord may store such property in any place selected by Landlord including but not limited to a public warehouse, at the expense and risk of Tenant, with the right to sell any or all of such stored property at public or private sale, in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to Tenant; and the proceeds of such sale shall be applied first to the cost of such sale, second to payment of the costs of removal and storage, and third to payment of any other sums which may then be due from Tenant to Landlord under any of the terms of this Lease with the balance, if any, to be paid over to Tenant.

SECTION 27

PROPERTY TAXES

        Tenant shall pay or cause to be paid, before delinquency, any and all taxes or charges in lieu thereof levied or assessed and which become payable during the Term hereof upon the initial leasehold improvements to the Premises made by either party (excluding the Standard Leasehold Improvements described in Exhibit 3); upon Tenant's Improvements; and upon Tenant's Personal Property located on the Project. In the event any or all such improvements or Personal Property shall be assessed and taxed with the Building, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes owed by Tenant.

SECTION 28

NOTICES

        28.1    Any notice, demand, request, consent, approval, or other communication that either party desires or is required to give to the other party or any other person shall be in writing and shall be sent by U.S. certified mail, addressed to the party at the address set forth below, unless such address is changed by ten (10) days' written notice given to the other party:

28.1.1	Landlord:	CORNERSTONE/WEYERHAEUSER COMPANY 1011 Western Avenue, Suite 500 Seattle, Washington 98104
28.1.2	Tenant:	Prior to commencement of the term of the Lease: HARBORSIDE RESTAURANT c/o Spring Street, Inc. 401 Southwest 12th Street Portland, Oregon 97205
After commencement of the term of the Lease; or when Tenant opens for business on Premises.
HARBORSIDE RESTAURANT 0309 Southwest Montgomery Street Portland, Oregon 97201

        28.2    All such notices and communications shall be deemed given on the day of actual receipt at the applicable address as evidenced by the return receipt.

SECTION 29

LANDLORD MAINTENANCE

        29.1    Except as otherwise provided is this Lease, Landlord shall maintain in reasonably good order and condition:

          29.1.1    The foundation, bearing and exterior walls, subflooring, and roof of the Building;

          29.1.2    The unexposed electrical, plumbing, and sewage systems in the Building lying outside the Premises;

          29.1.3    Window frames, gutters and downspouts on the Building;

          29.1.4    The central heating, ventilating and air conditioning system installed in the Building by Landlord; and

          29.1.5    The Common Areas.

        29.2    In the event any repair or maintenance described in Section 28.1 is occaisioned by the act, omission, or neglect of Tenant or any persons who may be in or upon the Premises or the Project with the express or implied consent of Tenant (including Tenant's officers, contractors, agents, invitees, guests, employees), Tenant shall pay to Landlord the costs of such maintenance and repair on demand by Landlord.

        29.3    Landlord shall not be in default under this Lease and shall not be liable to Tenant for any loss or damage to person or property, or any inconvenience or interference with Tenant's business caused by or resulting from Landlord's failure to perform its obligations under Section 28.1 unless such failure shall persist, due to Landlord's negligence, for an unreasonable period of time after written notice of the need for repair or maintenance has been given by Tenant to Landlord.

        29.4    There shall be no abatement of rent (except as provided in Sections 12 and 13), and Landlord shall not be liable or responsible to Tenant for any loss or damage to person or property or for inconvenience to, or interference with Tenant which may arise through repair, maintenance or alteration of any part of the Project.

        29.5    See Addendum Section 7.

SECTION 30

TENANT MAINTENANCE

        30.1    Tenant's taking possession of the Premises on Commencement of the term shall constitute Tenant's acknowledgement that the Premises are in good condition and repair. Tenant, at its sole cost and expense, shall keep the Premises and every part thereof (including but not limited to initial leasehold improvements made by either party and Tenant Improvements) and Tenant's Personal Property in good condition and repair, ordinary wear and tear excepted.

        30.2    Tenant shall be liable for any damage to the Project caused by or resulting from the act, omission or neglect of Tenant, its agents, employees, contractors, invitees or visitors.

SECTION 31

SERVICES AND UTILITIES

        31.1    Landlord shall provide the facilities necessary to bring utility services identified in Exhibit 3 to the Premises, but all means of distributing such services within the Premises shall be supplied by Tenant at Tenant's cost.

        31.2    Provided that Tenant is not in default hereunder and subject to the provisions of Sections 30.3, Landlord agrees to cause utilities to furnish services utilized in operating the facilities identified in Exhibit 3.

        31.3    If Tenant's utilities are separately metered and Tenant has arranged to obtain services directly from a utility company serving the Building, Landlord shall have no obligation or responsibility to furnish such services or to cause the utility companies to furnish such services.

        31.4    Landlord does not warrant that any of the services and utilities described above will be free from variation, interruption, or failure. Should any of the facilities utilized in bringing the above-described services to the Premises break down, or for any cause cease to function properly, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of Rent or for damages directly or indirectly caused by or resulting from any such breakdown or malfunction or any variations, interruptions or failures in service.

SECTION 32

TENANT'S REMEDIES

        If Landlord shall be in default under this Lease, Tenant's sole remedy shall be to institute suit against Landlord. If Tenant shall recover a judgment against Landlord, Tenant agrees to look solely to Landlord's interest in the Project for the satisfaction of said judgment. It is agreed that Landlord (or if Landlord is a partnership, its partners (whether general or limited), or if Landlord is a corporation, its officers, directors and shareholders) shall never be personally liable for any such judgment or for the performance or observance of the terms, covenants, conditions and obligations of this Lease to be performed or observed by Landlord. Said terms, covenants, conditions and obligations are not binding upon the assets of Landlord except Landlord's interest in the Project.

SECTION 33

WAIVER OF SUBROGATION RIGHTS

        Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all rights of recovery, claim action or cause of action against the other, its agents, officers, directors, shareholders, or employees, for loss or damage to the Premises or any improvements thereto, or the Project or any improvements thereto, or any personal property of such party therein, that is caused by or results from fire and other perils as are included in the provisions of the normal extended coverage clauses of fire insurance policies. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right to recovery by way of subrogation against either parry in connection with any such damage or loss.

SECTION 34

ATTORNEYS' FEES

        If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party in any such action, at trial or on appeal, shall be entitled to have and recover from the other party, in addition to costs, such sums as the court may adjudge reasonable as attorneys' foes.

SECTION 35

WAIVER

        35.1    No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such right or remedy or be construed a waiver of any default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; but shall constitute only a waiver of timely payment for the particular Rent payment involved.

        35.2    No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

        35.3    Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

        35.4    Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

SECTION 36

MISCELLANEOUS PROVISIONS

        36.1    Time of Essence. Time is of the essence of each provision of this Lease.

        36.2    Authority. Each party represents and warrants to the other that it has authority to enter into this Lease and that its execution and delivery of this Lease has been duly authorized. Each individual executing this Lease on behalf of each party represents and warrants that he/she is duly authorized to execute and deliver this Lease on behalf of said party.

        36.3    Commissions. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Lease in any manner except n/a. Each party shall bold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder or other person with whom the party giving the indemnity has or purportedly has dealt except n/a.                        shall pay any commissions or fees that are payable to the above-named broker or finder with respect to this Lease.

        36.4    Exhibits. All exhibits referred to are attached to this Lease and incorporated by reference, with the exception of Section 5, "Signage Criteria," which shall be furnished by Landlord to Tenant upon approval thereof by the Portland Development Commission and the City of Portland, but in no case later than one hundred and twenty (120) days after the execution of this Lease.

        36.5    Interpretation and Construction. This Lease shall be governed by and construed and interpreted in accordance with the laws of the State of Oregon.

        36.6    Integrated Agreement and Modifications. This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rent, use and occupancy of the Premises, Tenant's use of the Building, and all other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect; and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

        36.7    Use of Definitions. The definitions contained in this Lease shall be used to interpret this Lease.

        36.8    Captions. The captions of this Lease shall have no effect on its interpretation.

        36.9    Singular and Plural. When required by the context of this Lease, the singular shall include the plural.

        36.10    Joint and Several Obligations. "Party" shall mean Landlord or Tenant; and if more than one person or entity is Landlord or Tenant, the obligations imposed on that party shall be joint and several.

        36.11    Severability. The unenforceability, invalidity, or illegality of any provision of this Lease shall not render any other provisions unenforceable, invalid, or illegal.

        36.12    Recordation. This lease shall not be recorded except that, at the request of either party, the parties shall execute a memorandum of this Lease in recordable form.

        36.13    Transfer and Assignment of Premises by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Premises, the Building, and/or the Land. In the event of any such transfer or transfers, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the effective date of the transfer and Tenant agrees to attorn to the transferee. So long as there is no default by Tenant hereunder, this Lease shall remain in full force and effect for the term hereof.

        36.14    Name. Tenant shall not use the name of the Building for any purpose other than as an address of the business to be conducted by the Tenant on the Premises.

        36.15    Cumulative Remedies. All rights and remedies of Landlord under this Lease shall be cumulative and shall not exclude any rights or remedies otherwise available.

SECTION 37

CONDOMINIUM CONVERSION

        See Addendum.

SECTION 38

MINIMUM RENT INCREASE

        See Addendum.

LANDLORD		TENANT
CORNERSTONE DEVELOPMENT COMPANY, dba CORNERSTONE/WEYERHAEUSER COMPANY		CORNERSTONE-McCORMICK JOINT VENTURE, dba HARBORSIDE RESTAURANT
		By:	SPRING STREET, INC.
		By:	/s/ WILLIAM P. MCCORMICK Its President
			By:	CORNERSTONE DEVELOPMENT COMPANY
By	/s/ PAUL E.S. SCHELL Its President	By	/s/ PAUL E.S. SCHELL Its President

STATE OF OREGON
COUNTY OF

        On this day personally appeared before me Paul E.S. Schell to me known to be the president of Cornerstone Development Company, dba Cornerstone/Weyerhaeuser Company, the corporation that executed the within and foregoing instrument as Property Manager for Cornerstone/Weyerhaeuser Company and acknowledged the instrument to be voluntary act and deed of said corporation and said limited partnership, for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said corporation for said corporation and of said limited partnership.

        GIVEN UNDER MY HAND AND OFFICIAL SEAL this 14th day of February, 1985.

/s/ Notary Public in and for the State of Oregon residing at
My commission expires:

STATE OF OREGON
COUNTY OF

        On this day personally appeared before me William McCormick, to me known to be the General Partner of Cornerstone-McCormick Joint Venture, dba Harborside Restaurant, a general partnership that executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said limited or general partnership for the uses and purposes therein mentioned, and on oath stated that affiant is authorized to execute said instrument on behalf of said general partnership.

        GIVEN UNDER MY HAND AND OFFICIAL SEAL this 14th day of February, 1985.

Notary Public in and for the State of Oregon residing at
My commission expires:

STATE OF OREGON
COUNTY OF

        On this day personally appeared before me Paul Schell, to me known to be the General Partner of Cornerstone-McCormick Joint Venture, dba Harborside Restaurant, the general partnership that executed the within and foregoing instrument, and acknowledged the instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he is authorized to execute said instrument on behalf of said general partnership.

        GIVEN UNDER MY HAND AND OFFICIAL SEAL this 14th day of February, 1985.

Notary Public in and for the State of Oregon residing at
My commission expires:

RETAIL LEASE AGREEMENT
Dated February 14, 1985
between
CORNERSTONE/WEYERHAEUSER COMPANY, Landlord
and
McCORMICK JOINT VENTURE, dba HARBORSIDE RESTAURANT, Tenant

ADDENDUM

        This Addendum is incorporated and made a part of that certain Retail Lease Agreement (the "Lease"), dated February 14, 1985 by and between Cornerstone/Weyerhaeuser Company, a corporation in the State of Washington as Landlord, and McCormick Joint Venture, dba Harborside Restaurant, a general partnership in the State of Oregon as Tenant. The defined terms in the Lease shall have the same meaning herein. The provisions of this Addendum shall supersede any inconsistent provisions of the Lease.

        1.    Minimum Rent Increases.

          1.1    Definitions.    For purposes of this Section and as used hereafter, the following terms shall have the meanings herein set forth:

            1.1.1    "Lease Year" means each 12-month period during the Lease Term, commencing on the first day of the first full calendar month of the Lease Term and ending on the last day of the twelfth month thereafter.

            1.1.2    "Consumer Price Index" ("CPI") means the Consumer Price Index for the Portland Standard Metropolitan Statistical Area, All Urban Consumers—All Items, published by the United States Department of Labor, Bureau of Labor Statistics (Minimum Year 1967 equals 100). If the CPI is discontinued or revised, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same results as would have been obtained if the CPI had not been discontinued or revised.

            1.1.3    "Base CPI" means the most recent CPI published prior to the Commencement Date.

            1.1.4    "Extension CPI" means the most recent CPI published prior to the Adjustment Date, defined in Section 1.2.

          1.2    Amount of Increase and Effective Dates.    Effective on the first day of the sixth Lease Year ("Adjustment Date"), the monthly Minimum Rent payable by Tenant shall be increased by an amount computed by multiplying the Minimum Rent set forth in Section 3.1 of the Lease by the percentage, it any, by which the Extension CPI exceeds the Base CPI. For purposes of this Section, the Extension CPI shall be deemed to be no lower than the Base CPI. Should Landlord lack sufficient data to make the proper calculations on the Adjustment Date, Tenant shall continue to pay the monthly Minimum Rent payable immediately prior to the Adjustment Date. As soon as Landlord obtains the necessary data, it shall determine the monthly Minimum Rent payable from and after the Adjustment Date and notify Tenant of the adjustment in writing. Should the monthly Minimum Rent for the period following the Adjustment Date exceed the amount of monthly Minimum Rent previously paid by Tenant for that period, Tenant shall forthwith pay the difference to the Landlord. Landlord shall not be obligated to make any adjustment or recomputations, retroactive or otherwise, by reason of any revision which may later be made in the CPI figures first published for any period.

        2.     Section 2.4 of the Lease is deleted in its entirety.

        3.     Section 3.3 of the Lease is deleted in its entirety.

        4.     Section 4 of the Lease is deleted in its entirety.

        5.     Section 8.4 of the Lease is deleted in its entirety.

        6.    Arbitration and Appraisal.    Any dispute between the parties which by the terms of this Lease is to be resolved by arbitration or by appraisal shall be resolved in accordance with the provisions of this Section 6. As used in this Section 6, the term "arbitration" shall include appraisal. Either party may request arbitration of the matter in dispute. The party requesting arbitration shall do so by giving notice to that effect to the other party. Both parties shall apply to the presiding judge of the Multnomah County Circuit Court for the appointment of an arbitrator or appraiser, but if one party should refuse to join in the application, the other party nevertheless may make such application alone. Any arbitrator chosen or appointed pursuant to this Section 6, shall be actively engaged in and have knowledge of Downtown Portland office and retail leasing. Any appraiser chosen or appointed pursuant to this Section 6 shall be a member of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers and shall be expert in the appraisal of buildings in the Portland, Oregon downtown area. Arbitration proceedings shall be conducted under ORS 33.210 to 33.340, inclusive. Lessor and Lessee shall share equally in the payment of the costs and expenses of the arbitrator or appraiser. The arbitrator or appraiser shall render his or her decision and award not later than thirty (30) days after his or her appointment. The decision and award shall be in writing and counterpart copies thereof shall be delivered to each of the parties. In rendering the decision and award, the arbitrator or appraiser shall have no power to modify any of the provisions of this Lease, and the jurisdiction of the arbitrator or appraiser is limited accordingly. The decision of the arbitrator or appraiser shall be final and binding on the parties. Judgment may be had on the decision and award of the arbitrator or appraiser and may be enforced in accordance with the laws of the State of Oregon.

        7.    Self Help.    Section 29.5 of the Lease is deleted in its entirety and the following language is inserted in its place:

    "29.5 If Landlord fails after ten (10) days' written notice by Tenant to proceed with due diligence to make repairs to be made by Landlord under Section 29.1, Tenant may give written notice of Tenant's intention to make such repairs at Landlord's expense ("Tenant's Notice of Intent to Repair"). If Landlord's failure persists for a further ten (10) days beyond Tenant's Notice of Intent to Repair, Tenant may proceed to make repairs at Landlord's expense. In the event that the Premises are damaged so as to affect Tenant's ability to do business in the Premises as defined under Section 1.1.9, Tenant may give Tenant's Notice of Intent to Repair two (2) days after the first written notice to Landlord of the defect or damage, and, if Landlord's failure to repair persists, may proceed to make such repairs at Landlord's expense two (2) days thereafter."

        8.    Sale of Condominium Units.    Section 37 of the Lease is deleted in its entirety and the following language is inserted in its place:

    "The Building is a multi-unit condominium under the Oregon Condominium Act. It is understood and agreed that, in the event Landlord or any person or firm with Landlord's consent shall sponsor the sale of condominium units in the Building, including a unit or units which include or are adjacent to the Premises, the Landlord or any person or firm acting with the Landlord's consent may do any and all things which may be necessary to prepare the Building for sale to prospective purchasers of condominium units, including but not limited to advertising, and showing, repairing, renovating, reconstructing and surveying the Building, including the Premises; provided, however, that Tenant shall have the right to approve the sale of a condominium unit that includes the Premises. Tenant's consent may not be unreasonably withheld or delayed.

RETAIL LEASE AGREEMENT
Dated February 14, 1985
between
CORNERSTONE/WEYERHAEUSER COMPANY, Landlord
and
McCORMICK JOINT VENTURE, dba HARBORSIDE RESTAURANT, Tenant

EXHIBIT 6
OPTION TO EXTEND

        Tenant is given the option to extend the Initial Term on all of the terms and conditions contained in this Lease except for Minimum Rent for four (4) additional consecutive terms of five (5) years each ("Extended Terms") following expiration of the Initial Term (or the Extended Term then in effect). The option shall be exercised by Tenant's giving written notice of exercise of the option ("Option Notice") to Landlord not more than two hundred and ten (210) days and not less than one hundred and fifty (150) days before the expiration of the Initial Term (or the Extended Term then in effect). Provided that Tenant is not in default on the date of giving the Option Notice or on the date the Extended Term is to commence, the Extended Term shall commence the day following the expiration of the Initial Term (or the Extended Term then in effect). The words "Term" or "Lease Term" shall mean the aggregate of the Initial Term and any Extended Term with respect to which Tenant has effectively exercised the foregoing option(s).

        9.    Minimum Rent for the Extended Term(s).    Effective on the first day of each Extended Term, the monthly Minimum Rent in effect for the Term immediately preceding such Extended Term shall be increased by the method set forth in Section 1.2 of the Addendum hereto, and the defined terms in the Addendum shall have the same meaning herein. In no event shall the monthly Minimum Rent payable during any Lease Year be less than the monthly Minimum Rent payable during the immediately preceding Lease Year.

        10.    Rent Increases During Extended Term.    Effective on the first day of the second Lease Year of each Extended Term and on the first day of each succeeding Lease Year during each Extended Term, the monthly Minimum Rent payable by Tenant shall be increased as provided in Section 6 of the Lease.

        11.    Non-Assignability.    The terms of this Option may not be assigned or transferred by Tenant to any other party. Should Tenant assign or transfer its interest under this Lease, the terms of this Option shall become void.

AMENDMENT NO. 4 TO LEASE AGREEMENT

        THIS AMENDMENT NO. 4 TO LEASE AGREEMENT ("Fourth Lease Amendment") is made ON August 17, 2001 between RiverPlace Associates, L.L.C. an Oregon limited liability company ("Landlord") and McCormick and Schmick Restaurant Corporation, a Delaware corporation ("Tenant").

RECITALS

        A.    Landlord and Cornerstone-McCormick Joint Venture ("CMJV") entered into a written lease ("Lease") dated February 14, 1985, in which Landlord leased to CMJV and CMJV leased from Landlord premises consisting of Commercial Unit 1 in RiverPlace Condominium No. 1 located in Portland, Multnomah County, Oregon, and created by the recording of the Condominium Declaration for RiverPlace Condominium No. 1 made pursuant to the Oregon Condominium Act, on June 27, 1985, at Book 1833, Page 1317 (the "Premises"). The Premises were originally described as located on the ground floor of the Esplanade South Building of Phase I of the RiverPlace project located at 0309 SW Montgomery Street, Portland, Oregon 97201. The Lease was amended by the parties pursuant to Amendment No. 1 to the Lease dated July 24, 1985, further amended pursuant to Amendment No. 2 to Lease dated April 3, 1992, and last amended pursuant to Amendment No. 3 to Lease Agreement in December, 1993.

        B.    The Lessee's interest in the Lease was assigned by CMJV to Spring St., Inc. pursuant to Assignment and Assumption of Lease in December 1993. Spring Street, Inc. was dissolved in September 1995, and its assets and liabilities were assigned to and assumed by Apple South, Inc., which later became Avado Brands, Inc. due to a name change. Pursuant to an Assignment and Assumption of Lease of even date herewith, Avado Brands, Inc. is assigning its interest under the Lease to Tenant, and Tenant is assuming all obligations of Avado Brands, Inc. under the Lease effective as of the Effective Date set forth in the Assignment and Assumption of Lease. In connection with such assignment and assumption, Tenant has requested that Avado Brands, Inc. be released from liability under the Lease in consideration of a lease guaranty to be executed by McCormick & Schmick Acquisition Corp.

        C.    Tenant desires to extend the Lease term by exercising an option available to Tenant under the Lease at this time, and also would like to add one additional option to the Lease.

        D.    The parties therefore desire to document these modifications to the Lease:

TERMS AND CONDITIONS

        1.    Term and Extension Options.    Pursuant to the Option to Extend contained in the Lease, Tenant elects to extend the Term of the Lease for the third Extension Term which shall commence on July 1, 2005 and expire on June 30, 2010, unless terminated earlier pursuant to the term of the Lease, and Landlord hereby accepts such election. The rent for the third Extension Term shall be calculated in accordance with Section 1.2 of the Addendum to the Lease, and Exhibit 6 to the Lease, referred to as Option to Extend. Tenant shall at that time have one additional Extension Term of five (5) years remaining under the original Lease terms. Landlord grants to Tenant one additional Extension Term of five (5) years, exercisable in the manner otherwise provided for in the Lease, resulting in Tenant having two (2) remaining Extension Terms, the first of which will commence July 1, 2010, if properly exercised by Tenant.

        2.    Consent and Release.    Landlord hereby consents to the Assignment and Assumption of the Lease to Tenant referenced in Recital B above, which shall be in the form attached hereto as

Attachment A, conditioned upon the terms hereof and the terms of the Assignment and Assumption. This Consent is subject to the following:

          (a)   Except as expressly set forth in this Consent, this Consent shall not impose any additional liabilities or obligations on Landlord or otherwise affect any of the rights or remedies of Landlord under the Lease.

          (b)   This Consent shall not constitute Landlord's consent to any further assignment, subletting or other transfer which requires Landlord's consent under the Lease except as follows; notwithstanding anything to the contrary contained in the Lease, Landlord's consent shall not be required for any transfer or assignment of the Lease to, or sublease or use of the Premises by Assignee's parent, McCormick and Schmick Acquisition Corp. However, sixty (60) days advance written notice of any such assignment must be provided to Landlord.

          (c)   Landlord hereby releases Assignor Avado Brands, Inc. from any and all liability of Tenant under the Lease from and after the later of the Effective Date of this Amendment No. 4 or the effective date of the Assignment and Assumption of Lease by Tenant. In consideration therefore, McCormick and Schmick Acquisition Corp. shall enter into a Guaranty of Lease in the form attached hereto as Attachment B and subject to any limitations on Guarantor's liability expressly provided in the Guaranty of Lease ("New Guaranty").

          (d)   Landlord acknowledges and agrees that Assignor and Assignee will rely on this Consent in entering into the Assignment.

        3.    Estoppel.    Tenant acknowledges that Landlord is not in default under the Lease and that Tenant has no claims against Landlord under the Lease on the date hereof.

        4.    Effectiveness of Lease Amendment.    The effectiveness of this Lease Amendment shall be conditioned upon full execution and delivery of this Fourth Lease Amendment by Landlord and Tenant, effective execution of the Assignment and Assumption of the Lease to Tenant and the execution and delivery of the New Guaranty.

        5.    Miscellaneous.

          5.1    Effectiveness of Lease.    Except as expressly amended hereby, all terms of the Lease, as previously amended, shall remain in full force and effect. Any modification set forth in this Fourth Lease Amendment shall supersede and control over any conflicting terms in the Lease or prior modifications.

          5.2    Defined Terms.    Any undefined capitalized terms used in this Agreement shall have the same meaning as defined in the Lease.

          5.3    Counterpart Signatures.    This Fourth Lease Amendment may be executed in counterpart and if executed in that manner shall be fully effective and binding.

LANDLORD:
RIVERPLACE ASSOCIATES, L.L.C., an Oregon limited liability company
By:	RIVER PLACE MANAGEMENT, INC., a Washington corporation, Manager
	By:	/s/ MELVIN I. BRADY Melvin I. Brady, President
	Date:	July 13, 2001
TENANT:
MCCORMICK AND SCHMICK RESTAURANT CORPORATION, a Delaware corporation
By:	/s/ DOUGLAS L. SCHMICK
	Its:	President
Date:

AMENDMENT NO. 5 TO LEASE AGREEMENT

        THIS FIFTH AMENDMENT TO LEASE (this "Fifth Amendment") is made as of March 17, 2004, by and between HARBORSIDE PARTNERS, LLC, as successor in interest to RIVER PLACE ASSOCIATES, L.L.C. ("Landlord"), and McCORMICK & SCHMICK RESTAURANT CORP., a Delaware corporation, as successor in interest to AVADO BRANDS, INC. ("Tenant").

RECITALS

        This Fifth Amendment is made and entered into on the basis of the following facts and understandings:

        A.    Landlord and Cornerstone-McCormick Joint Venture ("CMJV") entered into a written lease ("Lease") dated February 14, 1985, in which Landlord leased to CMJV and CMJV leased from Landlord premises consisting of Commercial Unit 1 in RiverPlace Condominium No. 1 located in Portland, Multnomah County, Oregon, and created by the recording of the Condominium Declaration for RiverPlace Condominium No. 1 made pursuant to the Oregon Condominium Act, on June 27, 1985, at Book 1833, Page 1317 (the "Premises"). The Premises were originally described as located on the ground floor of the Esplanade South Building of Phase I of the River Place project located at 0309 SW Montgomery Street, Portland, Oregon 97201. The Lease was amended by the parties pursuant to Amendment No. 1 to the Lease dated July 24, 1985, further amended pursuant to Amendment No. 2 to Lease dated April 3, 1992, and further amended pursuant to Amendment No. 3 to Lease Agreement in December, and last amended pursuant to Amendment No. 4 to Lease Agreement dated August 17, 2001.

        B.    The Lessee's interest in the Lease was assigned by CMJV to Spring St., Inc. pursuant to Assignment and Assumption of Lease in December 1993. Spring St., Inc. was dissolved in September 1995, and its assets and liabilities were assigned to and assumed by Apple South, Inc., which later became Avado Brands, Inc. due to a name change. Avado Brands, Inc. assigned its interest under the Lease to Tenant and Tenant assumed all obligations of Avado Brands, Inc. under the Lease effective as of the 17th day of August 2001. Avado Brands, Inc. was released from liability under the Lease in consideration of a lease guaranty executed and delivered by McCormick & Schmick Acquisition Corp. ("Guarantor").

        C.    The parties desire to amend certain provisions of the Lease and extend its term, such amendment to be effective upon the acquisition by Landlord of the Premises.

        D.    Capitalized terms used herein but not defined shall have the meanings set forth in the Lease.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

        1.    Term.    The Term of the Lease is extended through December 31, 2023, unless terminated earlier pursuant to the terms of the Lease. The monthly Minimum Rent for the period January 1, 2004 through December 31, 2008 shall be $20,000.00. The Minimum Rent for the periods January 1, 2009 through December 31, 2014; January 1, 2015 through December 31, 2019; and January 1, 2016 through December 31, 2023 shall be calculated in the following manner:

          (a)   Effective on January 1, 2009, January 1, 2014, and January 1, 2019 (each an "Adjustment Date" and together, the "Adjustment Dates") the monthly Minimum Rent shall be increased by an amount computed by multiplying the monthly Minimum Rent for the immediately preceding December (i.e., December 31, 2008 for the January 1, 2009 Adjustment Date, December 31, 2013

  for the January 1, 2014 Adjustment Date and December 31, 2018 for the January 1, 2019 Adjustment Date) by the percentage, if any, by which the Extension CPI exceeds the Base CPI. For purposes hereof, the Extension CPI shall be deemed to be no lower than the Base CPI. The Base CPI for each Adjustment Date means the most recent CPI published prior to the previous Adjustment Date (i.e., for the January 1, 2014 Adjustment Date, the Base CPI shall be the most recent CPI published prior to January 1, 2009, for the January 1, 2019 Adjustment Date, the Base CPI shall be the most recent CPI published prior to January 1, 2014, and for the January 1, 2009 Adjustment Date, the Base CPI shall be the most recent CPI published prior to January 1, 2004). The Extension CPI means the most recent CPI published prior to the applicable Adjustment Date.

        2.    Option to Extend.    Tenant is given the option to extend the Term of the Lease for two (2) additional consecutive terms of five (5) years each (each an "Extended Term" and together, the "Extended Terms"). The option shall be exercised by Tenant given written notice of exercise of the option ("Option Notice") to Landlord not more than two hundred ten (210) days and not less than one hundred fifty (150) days before the expiration of the Initial Term (or the Extended Term then in effect). Provided the Tenant is not in default on the date of giving the Option Notice or on the date the Extended Term is to commence, the Extended Term shall commence the day following the expiration of the Initial Term (or the Extended Term then in effect). Effective on the first day of the each Extended Term, the monthly Minimum Rent in effect for the Term immediately preceding such Extended Term shall be increased by the method set forth in Section 1(a) of this Fifth Amendment, the first day of each Extended Term being the Adjustment Date. In no event shall the monthly Minimum Rent payable during any Lease Year be less than the monthly Minimum Rent payable during the immediately preceding Lease Year.

        3.    Permitted Assignment.    Tenant, without Landlord's consent, upon written notice to Landlord may: (i) transfer substantially all of its assets in connection with a change of control, transfer, or other disposition of a majority of the McCormick & Schmick Seafood Restaurants, (ii) transfer its equity interests in connection with a change of control transfer or other disposition of the equity interests of a majority of the McCormick & Schmick Seafood Restaurants, (iii) dissolve, merge, consolidate or otherwise reorganize in connection with a change of control, dissolution, merger, consolidation or other reorganization of a majority of the McCormick & Schmick Seafood Restaurants, or (iv) assign the Lease or sublet the Premises to an "Affiliate of Tenant". In addition, a change of control, a sale or transfer of all or part of the assets or issued and outstanding equity interests of Tenant or Affiliate of Tenant, (a) in connection with a transfer or other disposition of a majority of the McCormick & Schmick Seafood Restaurants, or (b) if such transferor or transferee is a corporation whose equity interests are listed on any nationally recognized securities exchange, or (c) pursuant to a public offering for such equity interests, shall not require Landlord's consent. As used in this Section, the term "Affiliate of Tenant" means a proprietorship, corporation, partnership, unincorporated association or other person or entity "controlling", "controlled" by or under common "control" with Tenant. The words "controlling", "controlled" and "control" shall have the meanings given them under the Securities Exchange Act of 1934, as amended. Any transfer of this Lease permitted under this Section shall be deemed as a "Permitted Transfer".

        4.    Right of First Refusal to Lease.    No later than one year prior to expiration of the second Extended Term, if such Extended Term has been exercised, and provided that no default hereunder has occurred and is continuing beyond any applicable grace or cure period, Landlord shall inform Tenant of the proposed rent, terms and conditions for extension of this Lease for an additional five (5) years (a "Third Extended Term"). Tenant shall notify Landlord within thirty (30) days after it receives notice of the proposed rent, terms and conditions whether or not Lessee elects to extend for the Third Extended Term at the specified rent, terms and conditions. Lessee's failure to notify Lessor of an election to extend for the Third Extended Term shall signify Lessee's intent to allow the Lease to expire at the end of the second Extended Term without further extensions. If Lessee does not extend the term for the

Third Extended Term, Lessor may offer to lease the Premises to other operators at substantially the same rent and on the same terms and conditions as offered to Lessee; provided, however, that if Lessor materially alters the terms of its offer to lease the Premises to make such offer more favorable to a potential lessee, Lessor shall first offer Lessee the opportunity to lease the Premises at the more favorable terms."

        5.    Right of First Refusal to Purchase.    If Landlord, during the Lease Term, or any Extended Term if such Extended Term has been exercised, elects to sell all or any portion of the Premises, whether separately or as part of a larger parcel, Tenant shall have the right of first refusal to meet any third party bonafide offer of sale on the same terms and conditions of such offer. Landlord shall submit a written copy of such offer to Tenant. If Tenant fails to notify Landlord of its election to meet such bonafide offer within thirty (30) days after receipt of notice thereof from Landlord, Landlord may sell the Premises to such third person in accordance with the terms and conditions of its offer. The Tenant's right of first refusal contained herein shall not be applicable to an offer from any present Member of Landlord or member of such Member's immediate family, or an entity controlled by any such Member or member or such Member's immediate family, and any such offer shall not be deemed a third party bonafide offer.

        6.    Effective Date.    Landlord and Tenant acknowledge that this Fifth Amendment shall not become effective until such date as Landlord becomes the owner of the Premises. Landlord will notify Tenant of such date.

        7.     Except as modified by this Fifth Amendment, the Lease shall remain in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, this Fifth Amendment is executed as of the date first set forth above.

HARBORSIDE PARTNERS, LLC, as Landlord
By:	/s/ SAED MOHSENI
	Name:	Saed Mohseni
	Title:	Member
McCORMICK & SCHMICK RESTAURANT CORP. as Tenant
By:	/s/ DOUGLAS L. SCHMICK
	Name:	Douglas L. Schmick
	Title:	President
McCORMICK & SCHMICK RESTAURANT CORP. as Guarantor
By:	/s/ DOUGLAS L. SCHMICK
	Name:	Douglas L. Schmick
	Title:	President

STATE OF OREGON	)
)ss.
COUNTY OF Multnomah	)

        On this    day of March, 2004, before me, the undersigned, a Notary Public in and for the State of Oregon, duly commissioned and sworn, personally appeared Saed Mohseni, to me known to be the person who signed as Member of the HARBORSIDE PARTNERS, LLC, the limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said limited liability company for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the limited liability company that he was authorized to execute said instrument.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ SUSAN THOMPSON (Signature of Notary)

Susan Thompson (Print or Stamp Name of Notary)

NOTARY PUBLIC in and for the State of Oregon
My appointment expires: 03/07/07.

STATE OF OREGON	)
)ss.
COUNTY OF Multnomah	)

        On this    day of March, 2004, before me, the undersigned, a Notary Public in and for the State of Oregon, duly commissioned and sworn, personally appeared Douglas L. Schmick, to me known to be the person who signed as President of McCORMICK & SCHMICK RESTAURANT CORP., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ SUSAN THOMPSON (Signature of Notary)

Susan Thompson (Print or Stamp Name of Notary)

NOTARY PUBLIC in and for the State of Oregon
My appointment expires: 03/07/07.

STATE OF OREGON	)
)ss.
COUNTY OF Multnomah	)

        On this    day of March, 2004, before me, the undersigned, a Notary Public in and for the State of Oregon, duly commissioned and sworn, personally appeared Douglas L. Schmick, to me known to be the person who signed as President of McCORMICK & SCHMICK ACQUISITION CORP., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that he was duly elected, qualified and acting as said officer of the corporation that he was authorized to execute said instrument and that the seal affixed, if any, is the corporate seal of said corporation.

        IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

/s/ SUSAN THOMPSON (Signature of Notary)

Susan Thompson (Print or Stamp Name of Notary)

NOTARY PUBLIC in and for the State of Oregon
My appointment expires: 03/07/07.

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